UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 18, 2016)

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2016, HD Supply Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (“Annual Meeting”). Stockholders representing 176,026,012 shares, or 87.75%, of the Company’s common shares outstanding as of the March 21, 2016 record date were present in person or were represented at the meeting by proxy.  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2016 Proxy Statement dated March 31, 2016. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected, by a plurality of the votes cast, each of the following Class III directors to serve a three-year term expiring at the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Joseph J. DeAngelo	161,930,035	6,033,206	8,062,771
Patrick R. McNamee	166,932,772	1,030,469	8,062,771
Charles W. Peffer	166,899,243	1,063,998	8,062,771

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified, by the affirmative vote of a majority of the voting power of the shares present in person, electronically or by proxy and entitled to vote, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending January 29, 2017.

VOTES FOR	174,661,652	99.22%
VOTES AGAINST	1,240,672.71%
ABSTENTIONS	123,688.07%

PROPOSAL 3

STOCKHOLDER PROPOSAL ON GREENHOUSE GAS EMISSIONS

Stockholders did not approve the stockholder proposal regarding greenhouse gas emissions, with the affirmative vote of a majority of the voting power of the shares present in person, electronically or by proxy and entitled to vote, being cast against the proposal.

VOTES FOR	54,789,821	31.13%
VOTES AGAINST	77,298,960	43.91%
ABSTENTIONS	35,874,460	20.38%
BROKER NON-VOTES	8,062,771	4.58%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	HD SUPPLY HOLDINGS, INC.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt General Counsel and Corporate Secretary